Exhibit 99.1

Contact:

Kmart Media Relations
(248) 463-1021

For Immediate Release

KMART FILES AMENDED FORM 10-K

TROY MICHIGAN, February 11, 2005 — Kmart Holding Corporation (NASDAQ: KMRT) today filed with the Securities and Exchange Commission (SEC) an amendment to its Form 10-K for the year ended January 28, 2004 and amendments to its Form 10-Q filings for fiscal 2004.

The amendments restate the accounting for a $60 million convertible note that was issued upon Kmart’s emergence from bankruptcy and is no longer outstanding. The changes made by the restatements are non-cash charges and do not impact cash flows from operations.

The impact of the restatement reduces previously reported diluted earnings per share for the 39-week period ended January 28, 2004 by $0.01 per share to $2.51 per share. There will be no impact on diluted earnings per share for fiscal year 2004.

The restatements result from a change in the date on which the value of the $60 million Convertible Note is allocated between the value of its conversion feature and the value of the debt instrument. The restatements use the date Kmart emerged from bankruptcy (May 6, 2003) and the original filings used the date investors agreed to purchase the note (January 24, 2003). As a result, the initial carrying amount of the debt on the restated financials is lower than originally reported and the Company incurs an increased non-cash interest charge reflecting the amortization of the resulting higher debt discount. The restatements result in a non-cash charge to interest expense of $22 million for the 39-weeks ended January 28, 2004 and $9 million for fiscal year 2004.

In conjunction with the SEC’s review of Sears Holdings Corporation’s registration statement on Form S-4 in connection with the pending merger between Kmart and Sears, Roebuck and Company (“Sears”), the SEC reviewed Kmart’s Form 10-K for the year ended January 28, 2004. As a result of this review, the SEC disagreed with the date selected by the Company as the date it was committed, for accounting purposes, to issue the note. The Company believed it was committed as of the date it had agreed to issue the note to investors and accounted for the note accordingly. The SEC took the position that until the date that the Company emerged from bankruptcy the amount, if any, of the note to be issued was not determined and therefore the commitment date should be the emergence date. After discussions with the SEC, the Company agreed to restate its financial statements to reflect a commitment date coincident with the date it emerged from bankruptcy.

About Kmart Holding Corporation

Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, “Kmart”) is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Kathy Ireland, Martha Stewart Everyday, Route 66 and Sesame Street. For more information visit the Company’s website at www.kmart.com.

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Cautionary Statement Regarding Forward-Looking Information and Other Matters

Registration Statement
Sears Holdings Corporation has filed a Registration Statement on Form S-4 with the SEC (Registration No. 333-120954) containing a preliminary joint proxy statement-prospectus regarding the proposed transaction involving Kmart Holding Corporation and Sears, Roebuck and Co. Investors are urged to read the definitive joint proxy statement-prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Sears Holdings Corporation, Kmart Holding Corporation and Sears, Roebuck and Co., without charge, at the SEC’s Internet site (http://www.sec.gov ). Copies of the definitive joint proxy statement- prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084, Attention: Office of the Secretary, or to Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, 60179, Attention: Office of the Secretary. Information regarding Sears Holdings’ proposed directors and executive officers, Kmart’s and Sears, Roebuck’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement-prospectus contained in the above-referenced Registration Statement on Form S-4.

Statements or reports made by or on behalf of Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Kmart’s current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart’s internal operations and the external environment in which it operates; Kmart’s ability to successfully implement business strategies and otherwise fund and execute planned changes in various aspects of the business; marketplace demand for the products of Kmart’s key brand partners, as well as the engagement of appropriate new brand partners; changes in consumer spending and

Kmart’s ability to anticipate buying patterns and implement appropriate inventory strategies; Kmart’s ability to reverse its negative same-store sales trend; competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors, as well as new competitive store openings; the resolution of allowed claims for which Kmart is obligated to pay cash under the Plan of Reorganization; Kmart’s ability to properly monitor its inventory needs in order to timely acquire desired goods in appropriate quantities and/or fulfill labor needs at planned costs; Kmart’s ability to attract and retain customers; Kmart’s ability to maintain normal terms with vendors and service providers; Kmart’s ability to maintain contracts, including leases, that are critical to its operations; Kmart’s ability to develop a market niche; regulatory and legal developments; general economic conditions; weather conditions, including those which affect buying patterns of Kmart’s customers; other factors affecting business beyond Kmart’s control; Kmart’s ability to attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart’s Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.